Exhibit 10.1

FIRST SECURITY GROUP, INC.
RESTRICTED STOCK AWARD

This RESTRICTED STOCK AWARD (the “Award”) is made and entered into as of the Grant Date by and between First Security Group, Inc. (the “Company”), a Tennessee corporation, and ____________________ (the “Employee”).

Upon and subject to the Additional Terms and Conditions attached hereto and incorporated herein by reference as part of this Award, the Company hereby awards as of the Grant Date to the Employee the Restricted Shares described below pursuant to the First Security Group, Inc. 2012 Long-Term Incentive Plan (the “Plan”) in consideration of the Employee’s past and future services to the Company.

A.	Grant Date: _____________________.

B.	Restricted Shares: ________ shares of the Company’s common stock (“Common Stock”).

C.
Vesting Schedule: The Restricted Shares shall vest or be forfeited back to the Company, as the case may be, according to the Vesting Schedule attached hereto as Schedule 1 (the “Vesting Schedule”). The Restricted Shares which have become vested pursuant to the Vesting Schedule are herein referred to as the “Vested Shares.”

IN WITNESS WHEREOF, the parties have signed and sealed this Award as of the Grant Date set forth above.

FIRST SECURITY GROUP, INC.

By:
Title:	Employee

ATTEST:
By:
Title:	[CORPORATE SEAL]

ADDITIONAL TERMS AND CONDITIONS OF
FIRST SECURITY GROUP, INC.
RESTRICTED STOCK AWARD

1.    Condition to Delivery of Restricted Shares.

(a)    Employee’s Obligation. Employee must deliver to the Company, within two (2) business days after the earlier of (i) the date (the “Vesting Date”) on which any Restricted Shares become Vested Shares, or (ii) the date the Employee makes an election pursuant to Section 83(b) of the Internal Revenue Code as to all or any portion of the Restricted Shares, either cash or a certified check payable to the Company in the amount of all tax withholding obligations (whether federal, state or local) imposed on the Company by reason of the vesting of the Restricted Shares, or the making of an election pursuant to Section 83(b) of the Internal Revenue Code, as applicable, except as provided in Section 1(b).

(b)    Alternative Withholding Election. If the Employee does not make an election pursuant to Section 83(b) of the Internal Revenue Code, in lieu of paying the withholding tax obligations in cash or by certified check as required by Section 1(a), Employee may elect (the “Withholding Election”) to have the actual number of shares of Common Stock that become Vested Shares reduced by the smallest number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the Common Stock, determined as of the applicable Vesting Date, is sufficient to satisfy the amount of the tax withholding obligations imposed on the Company by reason of the vesting of the Restricted Shares on the applicable Vesting Date. Employee may make a Withholding Election only if all of the following conditions are met:

(i)    the Withholding Election must be made on or prior to the Vesting Date by executing and delivering to the Company a properly completed Notice of Withholding Election, in substantially the form of Exhibit A attached hereto; and

(ii)    any Withholding Election made will be irrevocable; however, the Committee may, in its sole discretion, disapprove and give no effect to any Withholding Election.

(c)    Broker Facilitated Alternative. If the shares of Common Stock are being traded by brokers and the Employee is not a “director” or “executive officer”, within the meaning of Section 13(k) of the Securities Exchange Act of 1934 (Section 402 of the Sarbanes-Oxley Act of 2012), at the time tax withholding obligations become due, at the request of the Employee, the Committee may make, or authorize the making of, such arrangements with the Employee and a broker, dealer or other “creditor” (as defined by Regulation T issued by the Board of Governors of the Federal Reserve System) acting on behalf of the Employee for the receipt from such broker, dealer or other “creditor” of cash by the Company in an amount necessary to satisfy the Employee’s tax withholding

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obligations in exchange for delivery of a number of Vested Shares directly to the broker, dealer or other “creditor” having a value equal to the cash delivered.

(d)    Condition to Delivery of Vested Shares; Forfeiture. Unless and until the Employee provides for the payment of the tax withholding obligations in accordance with the provisions of this Section 1, the Company shall have no obligation to deliver any of the Vested Shares and may take any other actions necessary to satisfy such obligations, including withholding of appropriate sums from other amounts payable to the Employee. A failure on the part of the Employee to provide for the satisfaction of the tax withholding obligations promptly shall result in a forfeiture of the Restricted Shares.

(e)    Acknowledgement by Employee of Tax Election Opportunity. Employee acknowledges that the award of the Restricted Shares constitutes a transfer of property for federal income tax purposes under Section 83 of the Internal Revenue Code and that the Employee shall have the sole responsibility for determining whether to elect early income tax treatment by making an election permitted under Subsection (b) of Section 83 of the Internal Revenue Code and the sole responsibility for effecting any such election in an appropriate and on a timely basis; provided, however, that if Employee makes an election permitted under Subsection (b) of Section 83 of the Internal Revenue Code, Employee is required to provide a copy of such election to the Company within fifteen (15) days of making such election or all Restricted Shares shall be forfeited.

2.    Restricted Shares Held by the Share Custodian. Employee hereby authorizes and directs the Company to deliver any share certificate issued by the Company to evidence Restricted Shares to the Secretary of the Company or such other officer of the Company as may be designated by the Committee (the “Share Custodian”) to be held by the Share Custodian until the Restricted Shares become Vested Shares or, if applicable, until forfeited, all in accordance with the Vesting Schedule. Employee hereby irrevocably appoints the Share Custodian, and any successor thereto, as the true and lawful attorney-in-fact of the Employee with full power and authority to execute any stock transfer power or other instrument necessary to transfer the Restricted Shares to the Company upon any forfeiture of the Restricted Shares, in the name, place, and stead of the Employee. The term of such appointment shall commence on the Grant Date and shall continue until the Restricted Shares are delivered to the Employee as provided above (net of any Vested Shares retained by the Company as contemplated by Section 1(b) above or delivered to a broker, dealer or other “creditor” as contemplated by Section 1(c) above) or returned to the Company for cancellation upon a forfeiture of the Restricted Shares. Any shares of Common Stock or other securities issued with respect to the Restricted Shares on account of an event described in Section 6 below shall be subject to the provisions of this Award and the Employee agrees that any certificate representing such shares of Common Stock or other securities issued as a result thereof shall be delivered to the Share Custodian and shall be subject to all of the provisions of this Award as if initially granted hereunder. For purposes of this Award, such shares of Common Stock also shall be deemed to be Restricted Shares. If the number of Vested Shares includes a fraction of a share, neither the Company nor the Share Custodian shall be required to deliver the fractional share to the Employee, and the Company shall pay the Employee the amount determined by the Company to be the estimated fair market value therefor. To effect the provisions of this Section, the Employee shall complete an irrevocable stock power in favor of the Share Custodian in the form attached hereto as Exhibit B.

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3.    Dividends and Voting. During the period that the Share Custodian holds the Restricted Shares subject to Section 2 above, the Employee shall be entitled to all rights applicable to shares of Common Stock not so held, except as provided in this Award. In that regard, but only as and when the Restricted Shares to which the dividends or other distributions are attributable become Vested Shares. Dividends paid on Restricted Shares will be held by the Company and transferred to the Employee, without interest, on such date as the Restricted Shares become Vested Shares. Dividends or other distributions paid on Restricted Shares that are forfeited shall be retained by the Company.

4.    Restrictions on Transfer of Restricted Shares.

(a)    General Restrictions. Except as provided by this Award, the Employee shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest in or to any Restricted Shares or Vested Shares. Any such disposition not made in accordance with this Award shall be deemed null and void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and this Award, and any Restricted Shares or Vested Shares so transferred will continue to be bound by the Plan and this Award. The Employee (and any subsequent holder of Restricted Shares or Vested Shares) may not sell, pledge or otherwise directly or indirectly transfer (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in or any beneficial interest in any Restricted Shares or Vested Shares except pursuant to the provisions of this Award. Any sale, pledge or other transfer (or any attempt to effect the same) of any Restricted Shares or Vested Shares in violation of any provision of the Plan or this Award shall be void, and the Company shall not record such transfer, assignment, pledge or other disposition on its books or treat any purported transferee of such Restricted Shares or Vested Shares as the owner of such Restricted Shares or Vested Shares for any purpose.

(b)    Certain Permitted Transfers. The restrictions contained in this Section 4 will not apply with respect to transfers of the Restricted Shares pursuant to applicable laws of descent and distribution; provided that the restrictions contained in this Section 4 will continue to be applicable to the Restricted Shares after any such transfer; and provided further that the transferees of such Restricted Shares must agree in writing to be bound by the provisions of the Plan and this Award.

5.    Additional Restrictions on Transfer.

(a)    In addition to any legends required under applicable securities laws, the certificates representing the Restricted Shares shall be endorsed with the following legend and the Employee shall not make any transfer of the Restricted Shares without first complying with the restrictions on transfer described in such legend:

TRANSFER IS RESTRICTED

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND FORFEITURE PROVISIONS WHICH ALSO APPLY TO THE TRANSFEREE AS SET FORTH IN A RESTRICTED

Additional Terms and Conditions – Page 3 of 6

STOCK AWARD, DATED ______________, 201__, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY.

(b)    Opinion of Counsel. No holder of Restricted Shares or Vested Shares may sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in or any beneficial interest in any Restricted Shares or Vested Shares, except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

6.    Change in Capitalization.

(a)    The number and kind of Restricted Shares shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding if effected without receipt of consideration by the Company. No fractional shares shall be issued in making such adjustment.

(b)    In the event of a corporate event or transaction involving the Company (as contemplated by Article 10 if the Plan), the Committee may make an appropriate adjustment with respect to the Restricted Shares, including the substitution of other securities or property or cash for the Common Stock held by the Employee pursuant to this Award.

(c)    All adjustments made by the Committee under this Section shall be final, binding and conclusive on the Employee.

(d)    The existence of the Plan and this Award shall not affect the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or part of its business or assets, or any other corporate act or proceeding.

7.    Governing Laws. This Award shall be construed, administered and enforced according to the laws of the State of Tennessee; provided, however, no Restricted Shares shall be issued except, in the reasonable judgment of the Committee, in compliance with exemptions under applicable state securities laws of the state in which the Employee resides, and/or any other applicable securities laws.

8.    Compliance with Applicable Law. This Award is intended to comply with all applicable Federal, state, and local laws, rules, and regulations, including but not limited to the Federal Deposit Insurance Act.

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9.    Successors. This Award shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

10.    Notice. Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

11.    Severability. In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

12.    Entire Agreement. Subject to the terms and conditions of the Plan, this Award expresses the entire understanding and agreement of the parties with respect to the subject matter. This Award may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

13.    Violation. Any disposition of the Restricted Shares or any portion thereof shall be a violation of the terms of this Award and shall be void and without effect.

14.    Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Award, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

15.    No Right to Continued Retention. Neither the establishment of the Plan nor the award of Restricted Shares hereunder shall be construed as giving Employee the right to any continued service relationship with the Company or any affiliate of the Company.

16.    Headings and Capitalized Terms. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Award. Capitalized terms used in this Award shall be given the meaning ascribed to them in the Plan, except as otherwise defined in this Section 16 or elsewhere in this Award. The term “Change of Control” means the occurrence of either of the following events on or after the Grant Date:

(a)    the acquisition by any individual, entity or “group,” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, excluding acquisitions by the Company, any affiliate of the Company, and any present holder of any capital stock of the Company and their Permitted Transferees (as defined herein) (the Company, all such affiliates, such holders of capital stock of the Company and the Permitted Transferees being hereafter referred to as the “Company Group”), (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the

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Securities Exchange Act of 1934) of voting securities of the Company, whether from the Company or from existing holders of capital stock of the Company, where such acquisition causes any such Person to own more than twenty percent (20%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company; provided that no Change of Control will occur as a result of any acquisition of capital stock by the Company Group. For purposes of this Section 16(d)(a), the term “Permitted Transferee” means any person who acquires capital stock of the Company from any present holder of such capital stock involving the transfer or other disposition by any such present holder: (1) to one or more members of the family of such present holder, as described in Section 1361(c)(1) of the Internal Revenue Code, including, but not limited to, a present holder’s spouse, lineal ancestors or descendants, brothers, sisters, children and grandchildren; or (2) to a qualifying trust for the benefit of any one or more of such family members; or

(b)    the consummation of a reorganization, merger, consolidation or recapitalization (including issuances or redemptions of its capital stock by the Company) of the Company, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger, consolidation or recapitalization do not, immediately thereafter, own fifty percent (50%) or more of the combined voting power entitled to vote in the election of directors of the reorganized, merged, consolidated or recapitalized entity’s then outstanding voting securities, excluding any such transaction involving an entity which immediately before such transaction was controlling, controlled by, or under common control with the Company.

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SCHEDULE 1

FIRST SECURITY GROUP, INC.
2012 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK AWARD

Vesting Schedule

I.
Provided that the Employee remains in continuous service of the Company or any affiliate through the applicable Vesting Date described in this Part I, the Restricted Shares shall become vested in accordance with the following Vesting Schedule:

Vesting Dates	Percentage of Restricted Shares which are Vested Shares

II.
Except as otherwise provided in this Vesting Schedule, any portion of the Restricted Shares which have not become Vested Shares shall be forfeited at the time the Employee’s service with the Company and its affiliates ceases, regardless of the reason. There shall be no proration for partial service.

III.
Notwithstanding Parts I or II, any and all remaining Restricted Shares shall become Vested Shares (i) in the event of the Employee’s death or Disability during his service with the Company and its affiliates ceases; or (ii) upon the occurrence of a Change of Control during his service with the Company and its affiliates ceases.

Schedule 1 - Page 1 of 1

EXHIBIT A

NOTICE OF WITHHOLDING ELECTION
FIRST SECURITY GROUP, INC.
RESTRICTED STOCK AWARD

TO:    First Security Group, Inc.

FROM:                            SSN:

RE:    Withholding Election

This election relates to the Restricted Stock Award identified in Paragraph 3 below. I hereby certify that:

(1)    My correct name and social security number and my current address are set forth at the end of this document.

(2)    I am (check one, whichever is applicable).

[ ]    the original recipient of the Restricted Stock Award.

[ ]	the legal representative of the estate of the original recipient of the Restricted Stock Award.

[ ]    a legatee of the original recipient of the Restricted Stock Award.

[ ]	the legal guardian of the original recipient of the Restricted Stock Award.

(3)    The Restricted Stock Award pursuant to which this election relates was issued by First Security Group, Inc. pursuant to the First Security Group, Inc. 2012 Long-Term Incentive Plan to _________________________ for a total of ______________ shares of Common Stock. This election relates to ______ shares of Common Stock to be delivered upon the vesting of a portion of the Restricted Shares, provided that the numbers set forth above shall be deemed changed as appropriate to reflect stock splits and other adjustments contemplated by the applicable provisions of the Plan and the Restricted Stock Award.

(4)    In connection with the vesting of all or a portion of the Restricted Shares, I hereby elect:

[ ]
to have certain of the Vested Shares withheld and returned to the Company, rather than delivered to me, for the purpose of having the value of such shares applied to pay minimum required federal, state and local, if any, tax withholding obligations arising from the vesting event. The fair market value of the Vested Shares to be withheld and returned to the Company shall be equal to the minimum statutory tax

Exhibit A - Page 1 of 2

withholding requirements under federal, state and local law in connection with the vesting event, reduced by the amount of any cash or certified check payment tendered by me to the Company in partial payment of such tax withholding obligations;

[ ]
to deliver to the Company, in cash or cash equivalents, the amount necessary to pay the minimum required federal, state and local, if any, tax withholding obligations arising from the vesting event; or

[ ]	to have the Company withhold from other wages payable to me the amount necessary to pay minimum required federal, state and local, if any, tax withholding obligations arising from the vesting event.

(5)    I understand that this Withholding Election is made prior to the applicable Vesting Date and is otherwise timely made pursuant to Section 1 of the Restricted Stock Award.

(6)    I further understand that, if this Withholding Election is not disapproved by the Committee, the Company shall withhold from the Vested Shares a whole number of shares of Common Stock having the value specified in Paragraph 4 above.

(7)    I understand that if provisions for the satisfaction of applicable tax withholding obligations, in a form acceptable to the Company, are not made on a timely basis, any Restricted Shares that otherwise would have become Vested Shares due to the vesting event shall be forfeited, unless, at the discretion of the Company, the Company elects to withhold from other wages payable to me the amount necessary to pay minimum required federal, state and local, if any, tax withholding obligations arising from the vesting event.

(8)    The Plan has been made available to me by the Company. I have read and understand the provisions of the Plan and the provisions of the Restricted Stock Award and I have no reason to believe that any of the conditions therein to the making of this Withholding Election have not been met.

Dated:
Signature:

Name (Printed)

Street Address

City, State, Zip Code

Social Security Number

Exhibit A - Page 2 of 2

EXHIBIT B

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to First Security Group, Inc., a Tennessee corporation (the “Company”), ______ shares of the Common Stock of the Company registered in the name of the undersigned on the stock transfer records of the Company and represented by Stock Certificate No. ____________________ of the Company; and the undersigned does hereby irrevocably constitute and appoint _______________________________________, his attorney-in-fact, to transfer the aforesaid shares on the books of the Company, with full power of substitution; and the undersigned does hereby ratify and confirm all that said attorney-in-fact lawfully shall do by virtue hereof.

Date:	Signed:

Print Name:
IN THE PRESENCE OF:

(Print Name)

(Signature)

Exhibit B - Page 1 of 1